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                                                                      EXHIBIT 12


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  Verizon Communications Inc. and Subsidiaries


(Dollars in Millions)                                                              THREE MONTHS ENDED MARCH 31, 2002
---------------------                                                              ---------------------------------

Income before provision for income taxes, extraordinary item and cumulative
   effect of accounting change                                                               $        973
Minority interest                                                                                     243
Loss from unconsolidated businesses (1)                                                             1,255
Dividends from unconsolidated businesses                                                               97
Interest expense                                                                                      814
Portion of rent expense representing interest                                                         118
Amortization of capitalized interest                                                                   21
                                                                                             ------------
Income, as adjusted                                                                          $      3,521
                                                                                             ============

Fixed charges:
Interest expense                                                                             $        814
Portion of rent expense representing interest                                                         118
Capitalized interest                                                                                   37
Preferred stock dividend requirement                                                                    3
                                                                                             ------------
Fixed charges                                                                                $        972
                                                                                             ============

Ratio of earnings to fixed charges                                                                   3.62
                                                                                             ============

(1)  Excludes the write-down of cost method investments.